Exhibit 10.7

Current Executive Officer Salary and Bonus Arrangements for 2024

Base Salaries

The base salaries for 2024 for the following executive officers of Great Southern Bancorp, Inc. (the “Company”) and Great Southern Bank (the “Bank”) currently are as follows:

Name and Title	Base Salary

William V. Turner	$200,000
Chairman of the Board of
the Company and the Bank

Joseph W. Turner	$448,050
President and Chief
Executive Officer of the
Company and the Bank

Rex A. Copeland	$493,500
Treasurer of the Company
and Senior Vice President and
Chief Financial Officer of the Bank

Kevin L. Baker	$493,500
Vice President and Chief
Credit Officer of the Bank

John M. Bugh	$493,500
Vice President and Chief
Lending Officer of the Bank

Mark A. Maples	$190,000
Vice President and Chief Operations
Officer of the Bank

Description of Bonus Arrangements

Pursuant to his employment agreement with the Company, Mr. Joseph W. Turner is entitled to an annual cash bonus equal to one percent of the Company's fiscal year pre-tax earnings. Mr. William V. Turner is not entitled to an annual cash bonus pursuant to his employment agreement. Mr. Rex A. Copeland does not have a bonus arrangement governed by contract; however, the Company has established an annual cash bonus for Mr. Copeland equal to 0.06 percent of the Company’s fiscal year pre-tax earnings. Additionally, Mr. Copeland may earn a separate cash bonus of up to 10.63 percent of his annual base salary based on the extent to which the Company achieves targeted earnings per share results. Mr. Kevin L. Baker and Mr. John M. Bugh do not have bonus arrangements governed by contract; however, they each may earn a cash bonus of up to 10.63 percent of each of their annual base salary based on the extent to which the Company achieves targeted earnings per share results. Mr. Mark A. Maples does not have a bonus arrangement governed by contract; however, the Company has maintained an incentive bonus arrangement under which he and certain other officers may earn a cash bonus of up to 19.13 percent of the officer's annual base salary, with up to 10.63 percent based on the extent to which the Company achieves targeted earnings per share results and up to 8.50 percent based on the officer's individual performance.